UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2013

TRUE RELIGION APPAREL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51483	98-0352633

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2263 East Vernon Avenue Vernon, California	90058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 266-3072

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of May 10, 2013 (the “Merger Agreement”), by and among True Religion Apparel, Inc., a Delaware corporation (the “Company”), TRLG Holdings, LLC, a Delaware limited liability company, (the “Parent”), and TRLG Merger Sub, Inc., a Delaware corporation, (“Merger Sub”), Merger Sub merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).  Parent is an affiliate of funds managed by TowerBrook Capital Partners L.P. (“TowerBrook”).

Pursuant to the Merger Agreement, on July 30, 2013 (the “Closing Date”), at the effective time of the Merger, each outstanding share of the Company's common stock (other than shares owned by the Company, Parent or their respective subsidiaries, or by any shareholders who were entitled to and who properly exercised appraisal rights under Delaware law (the “Excluded Shares”)) was cancelled and converted into the right to receive $32.00 per share in cash (the “Merger Consideration”), without interest.

The description of the Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2013, as amended on June 3, 2013.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, in connection with the Merger, the Company entered into an ABL credit agreement (the “ABL Credit Agreement”) among Merger Sub, as initial borrower, the Company and its wholly-owned domestic subsidiaries, as borrowers, TRLG Intermediate Holdings, LLC (“Holdings”), as parent guarantor, the lenders party thereto and Deutsche Bank AG New York Branch (“DBNY”), as administrative agent and collateral agent. The ABL Credit Agreement provides for a senior asset-based revolving credit facility (the “ABL Facility”) of up to $60 million, maturing on July 30, 2018.  The ABL Credit Agreement accrues interest, at the election of the borrowers, at a base rate or based on LIBOR, in either case plus an applicable margin, and contains customary affirmative and negative covenants and events of default and requires the Company to comply with a minimum fixed charge coverage ratio under certain circumstances.

Additionally, on the Closing Date, in connection with the Merger, the Company entered into a first lien credit agreement (the “First Lien Credit Agreement”) among Merger Sub, as initial borrower, the Company, as borrower, Holdings, as parent guarantor, the lenders party thereto and DBNY, as administrative agent. The First Lien Credit Agreement provides for a first-lien term loan facility in the amount of $400 million, maturing on July 30, 2019. The First Lien Credit Agreement accrues interest, at the election of the borrowers, at a base rate or based on LIBOR, in either case plus an applicable margin, and contains customary affirmative and negative covenants and events of default.

Finally, on the Closing Date, in connection with the Merger, the Company entered into a second lien credit agreement (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement and the ABL Credit Agreement, the “Credit Agreements”) among Merger Sub, as initial borrower, the Company, as borrower, Holdings, as parent guarantor, the lenders party thereto and DBNY, as administrative agent. The Second Lien Credit Agreement provides for second-lien term loans in the amount of $85 million, maturing on January 30, 2020.  The Second Lien Credit Agreement accrues interest, at the election of the borrowers, at a base rate or based on LIBOR, in either case plus an applicable margin, and contains customary affirmative and negative covenants and events of default.

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The relative priorities of the liens securing the obligations under the Credit Agreements and the related creditor rights with respect thereto are set forth in an intercreditor agreement, dated July 30, 2013, among the agents under the First Lien Credit Agreement, the Second Lien Credit Agreement, and the ABL Credit Agreement, Holdings, the Company and its domestic subsidiaries that are parties to the Credit Agreements.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all shares of the Company’s common stock were cancelled and, other than the Excluded Shares, were converted into the right to receive the Merger Consideration. Accordingly, on July 30, 2013, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of its intent to remove the Company’s common stock from listing on Nasdaq and at the Company’s request, Nasdaq filed a Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.  Material Modifications to Rights of Security Holders

As a result of the consummation of the Merger on July 30, 2013, each outstanding share of the Company’s common stock (other than the Excluded Shares) was converted into the right to receive the Merger Consideration.

Also, immediately prior to the effective time of the Merger, each unvested share of restricted stock issued under the Company’s equity plan vested in full.  As of the effective time of the Merger, other than Excluded Shares , each vested, issued, and outstanding share of Company restricted stock was canceled and converted into the right to receive the Merger Consideration, less any applicable taxes.

Item 5.01.  Changes in Control of Registrant

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Parent obtained equity financing from funds managed by Towerbrook for the transactions contemplated by the Merger Agreement.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2013, as amended on June 3, 2013.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the effective time of the Merger, in connection with Parent’s acquisition of the Company, all of the directors of the Company resigned from their positions as directors of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the Merger, the certificate of incorporation and the by-laws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement and became the certificate of incorporation and by-laws, respectively, of the surviving corporation.

A copy of the amended and restated certificate of incorporation and by-laws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 29, 2013, the Company held a special meeting of stockholders in order to vote upon the following matters relating to the Merger: (1) to consider and vote on a proposal to adopt the Merger Agreement; (2) to consider and vote on a proposal to approve on an advisory (non-binding) basis, certain compensation arrangements for the Company's named executive officers in connection

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with the Merger; (3) to consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and (4) to transact any other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

The following is a summary of the voting results for each matter presented to the stockholders of the Company:

(1) The stockholders of the Company approved the proposal to adopt the Merger Agreement.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

20,116,175	29,580	68,875	2,443

(2) The stockholders of the Company approved the proposal to approve on an advisory (non-binding) basis, certain compensation arrangements for the Company's named executive officers in connection with the Merger.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

16,898,124	2,719,901	516,204	82,844

(3) The stockholders of the Company approved the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

18,367,106	1,700,972	68,593	80,402

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 10, 2013, by and among Parent, Merger Sub, and True Religion Apparel, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of True Religion Apparel, Inc.
3.2	Amended and Restated Bylaws of True Religion Apparel, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

BY:	/s/ Deborah Greaves Deborah Greaves General Counsel and Secretary

 Date: July 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 10, 2013, by and among Parent, Merger Sub, and True Religion Apparel, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of True Religion Apparel, Inc.
3.2	Amended and Restated Bylaws of True Religion Apparel, Inc.